Filed Pursuant to Rule 424(b)(3)

Registration No. 333-253168

PROSPECTUS

U.S. Gold Corp.

4,106,572 Shares

Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 4,106,572 shares of our common stock, par value $0.001 per share (“Common Stock”), which are comprised of (i) 109,689 shares of Common Stock (the “Class A Warrant Shares”) issuable upon the exercise of the Class A warrants (the “Class A Warrants”) that were issued in a private placement concurrently with a registered direct offering (the “June 2019 Offering”) pursuant to a securities purchase agreement by and among us and certain investors, dated June 19, 2019 (the “2019 Purchase Agreement”); (ii) 1,649,993 shares of Common Stock (the “Merger Consideration Shares”), including 1,068,940 shares of Common Stock that were issued up on the conversion of our Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”) issued pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) we entered into with Gold King Acquisition Corp., our wholly owned subsidiary (“Acquisition Corp.”), Northern Panther Resources Corporation (“Northern Panther”) and the Stockholder Representative named therein, pursuant to which Acquisition Corp. merged with and into Northern Panther, with Northern Panther surviving as a wholly-owned subsidiary of the Company (such transaction, the “Merger”); (iii) 921,666 shares of Common Stock (the “2020 Warrant Shares”) issuable upon the exercise of certain warrants (the “2020 Warrants”) issued in a private placement, pursuant to a certain securities purchase agreement by and among us and certain investors, dated as of August 10, 2020 (the “2020 Purchase Agreement”); (iv) 921,666 shares of Common Stock (the “2020 Shares”) issued upon the conversion of our Series I Convertible Preferred Stock, par value $0.001 per share (the “Series I Preferred Stock”), which were issued pursuant to the 2020 Purchase Agreement; (v) 457,068 shares of Common Stock (the “2021 Warrant Shares”) issuable upon the exercise of certain warrants (the “2021 Warrants”) that were issued in a private placement concurrently with a registered direct offering (the “2021 Offering”) pursuant to a securities purchase agreement by and among us and certain investors, dated January 28, 2021 (the “2021 Purchase Agreement” and, together with the 2019 Purchase Agreement and the 2020 Purchase Agreement, the “Purchase Agreements”); and (vi) 46,490 shares of Common Stock (the “Palladium Warrant Shares” and, together with the 2020 Warrant Shares, the Class A Warrant Shares and the 2021 Warrant Shares, the “Warrant Shares”) issuable upon the exercise of a certain warrant (the “Palladium Warrant” and, together with the Class A Warrants, the 2020 Warrants, and the 2021 Warrants, the “Warrants”) issued to Palladium Capital Group, LLC (“Palladium”) as part of Palladium’s compensation for serving as an advisor in connection with the 2021 Offering pursuant to that certain engagement agreement, March 29, 2020, as amended on January 27, 2021, with Palladium (as amended, the “Engagement Agreement”).

The Merger Consideration Shares, 2020 Shares and Warrants were issued to the purchasers in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) thereunder.

We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

Each selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock subject to resale hereunder. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 12 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “USAU.” On February 12, 2021, the last reported sale price of our Common Stock as reported on NASDAQ was $12.67 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2021

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus or any document incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of Common Stock are to be made in any jurisdiction in which such an offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to U.S. Gold Corp., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

Overview

U.S. Gold Corp. and its subsidiaries are engaged in the gold mining industry. We are a U.S. focused gold exploration and development company. We own certain mining leases and other mineral rights comprising the CK Gold Project in Wyoming, the Keystone and Maggie Creek Projects in Nevada and most recently the Challis Gold Project in Idaho.

We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. We do not currently generate any cash flows from mining operations.

Recent Developments

COVID-19 Developments

The global COVID-19 pandemic continues to rapidly evolve, and we will continue to monitor the COVID-19 situation closely. The ongoing COVID-19 pandemic has and may continue to adversely impact our business, as our operations are based in and rely on third parties located in areas affected by the pandemic.

We, or our people, investors, contractors or stakeholders, have been prevented from free cross-border travel or normal attendance to activities in conducting our business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. We have been prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors have affected or may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations. Furthermore, our exploration activities rely heavily on outside contracts. The COVID-19 pandemic has caused disruptions in travel and accessing our exploration properties with contractors. Such government-imposed precautionary measures may have been relaxed in certain countries or states, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases or in response to the spread of a new strain of COVID-19. There can be no assurance that the Company and its personnel may travel and access property freely in the near future.

Moreover, the COVID-19 pandemic has made and continues to make indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

We do not yet know the full extent of potential delays or impact on our business, our relationship with our business partners, or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on our other business operations. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our Common Stock.

The 2021 Offering

On January 28, 2021, we entered into the 2021 Purchase Agreement with certain institutional and accredited investors, pursuant to which we issued and sold on February 1, 2021, (i) in a registered direct offering an aggregate of 914,136 shares of our Common Stock at an offering price of $10.54 per share and (ii) in a concurrent private placement, the 2021 Warrants to purchase an aggregate of 457,068 shares of Common Stock with an exercise price of $14.50 per share. The 2021 Warrants are exercisable six months following the issuance and will have a term of five years from the date of the initial exercise date. In connection with the 2021 Offering and the concurrent private placement, we issued the Palladium Warrant to purchase 46,490 shares of Common Stock at an exercise price of $14.50 per share to Palladium on February 1, 2021 pursuant to the Engagement Agreement. The Palladium Warrants are identical in all material respects to the 2021 Warrants.

Change in Size of the Board of Directors

Effective January 6, 2021, our board of directors increased its size from five to six directors (the “board increase”), pursuant to Article V, Section 1 of our Second Amended and Restated Bylaws. Also, effective January 6, 2021, our board of directors appointed Mr. Michael Waldkirch to serve on our board of directors and to fill the vacancy created by the board increase. Additionally, effective January 6, 2021, Mr. Waldkirch replaced Mr. Ryan Zinke as a member of the Audit Committee of the board of directors.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number is (800) 557-4550. Our web site address is www.usgoldcorp.gold. Information on our website is not incorporated in this prospectus supplement and is not part of this prospectus supplement, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation, was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada in 2016. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

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the offering

Common Stock offered by the selling stockholders

Up to 4,106,572 shares of Common Stock, which are comprised of (i) 2,571,659 shares of Common Stock; (ii) 109,689 shares of Common Stock issuable upon the exercise of the Class A Warrants; (iii) 921,666 shares of Common Stock issuable upon the exercise of the 2020 Warrants; (iv) 457,068 shares of Common Stock issuable upon the exercise of the 2021 Warrants; and (v) 46,490 shares of Common Stock issuable upon the exercise of the Palladium Warrant.

Selling Stockholders	All of the shares of Common Stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 5 of this prospectus for more information on the selling stockholders.
Use of Proceeds

We will not receive any proceeds from the sale of the shares in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 12 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors

Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information beginning on page 3 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our Common Stock.

NASDAQ trading symbol for Common Stock	“USAU”

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the following risk factors, together with all of the other information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risk Factors Related to our Business

Our activities may be adversely affected by unforeseeable and unquantifiable health risks, such as the COVID-19 pandemic, whether those effects are local, nationwide or global. Matters outside our control may prevent us from executing on our exploration programs, limit travel of our representatives, adversely affect the health and welfare of our personnel or prevent important vendors and contractors from performing normal and contracted activities.

The ongoing COVID-19 pandemic has and may continue to adversely impact our business, as its operations are based in and rely on third parties located in areas affected by the pandemic.

The risks to the Company related to contagious disease, or policies implemented by governments to protect against the spread of a disease, are unforeseeable and unquantifiable by us. The COVID-19 pandemic has prevented us, our people, investors, contractors or stakeholders, from free cross-border travel or normal attendance to activities in conducting our business at trade shows, presentations, meetings or other activities meant to promote or execute our business strategy and transactions. In addition, we have been prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors have affected or may affect our ability to accomplish drilling programs, technical analysis of completed exploration actions, equity raising activities, and other needs that would normally be accomplished without such limitations. Such government-imposed precautionary measures related to COVID-19 may have been relaxed in certain states, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases. There can be no assurance that us or our personnel may travel and access property freely in the near future.

Furthermore, we use a variety of outsourced contractors to execute our exploration programs. Drilling contractors need to be able to access our projects and ensure social distancing recommended safety standards. The COVID-19 pandemic has caused disruptions in travel and accessing our exploration properties with contractors. There is still uncertainty and lack of clarity with regards to travel restrictions and future State openings in Wyoming and Nevada. We continue to monitor the overall situation closely, with the safety of our employees and contractors as our top priority. In light of the ongoing COVID-19 pandemic, there are no assurances that material exploration activities will take place in 2021.

The COVID-19 pandemic has brought tremendous uncertainty to the global financial markets. As an exploration company with no revenues, we are reliant on constantly raising additional capital to fund our operations. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock. There are no assurances we will be able to raise additional capital on favorable terms in the foreseeable future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our plans to conduct geographic surveys and determine the scope of our drilling program during our fiscal year ended April 30, 2021;

●	the impact of COVID-19 on our business and exploration activities;

●	the conclusions of additional exploration programs and related studies;

●	expectations and the timing and budget for exploration and future exploration of our properties;

●	our planned expenditures during our fiscal year ended April 30, 2021 and future periods;

●	our estimates of the cost of future permitting changes and additional bonding requirements;

●	future exploration plans and expectations related to our properties;

●	our ability to fund our business with our current cash reserves based on our currently planned activities;

●	our expected cash needs and the availability and plans with respect to future financing;

●	statements concerning our financial condition;

●	our anticipation of future environmental and regulatory impacts;

●	our business and operating strategies; and

●	statements related to operating and legal risks.

For a more detailed discussion of these and other that may affect our business and that could cause our actual results to differentiate equally from those projected in these forward-looking statements, see the risk factors and uncertainties described under the heading “Risk Factors” in this prospectus and in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on July 13, 2020 and any updates subsequently provided in our Quarterly Reports on Form 10-Q. The forward-looking statements contained in this prospectus and in any of the documents incorporated by reference are expressly qualified in their entirety by this cautionary statement. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the accounts of the selling stockholders, and we will not receive any proceeds from the sale of these shares of Common Stock. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

Up to 4,106,572 shares of Common Stock are currently being offered by the selling stockholders.

June 2019 Offering

On June 19, 2019, pursuant to the 2019 Purchase Agreement, we sold 1,250 Series F Preferred units, for $2,000 per unit, with each unit consisting of one (1) share of 0% Series F Preferred Stock, and 878 Class X Warrants. Concurrent with the June 2019 Offering, we issued in a private placement to the investors in the June 2019 Offering 2,193,750 Class A Warrants, which were exercisable into 219,375 shares of Common Stock (as adjusted for the 1-for-10 reverse stock split, effective March 19, 2020). The Class A Warrants were issued to accredited investors (as defined in Rule 501(a) of Regulation D) pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act. Each Class A Warrant is exercisable to acquire one-tenth of a share of Common Stock at an exercise price of $11.40 per whole share, commencing six (6) months from the date of issuance and will expire on a date that is the five (5) year anniversary of the date of issuance. A holder of Class A Warrants has the right to exercise the Class A Warrants on a “cashless” basis if at any time following the six-month anniversary of the initial issuance of the Class A Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock issuable upon exercise of Class A Warrants. A holder of a Class A Warrants may not exercise any portion of such holder’s Class A Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In December 2020, Class A Warrants representing 109,688 shares of Common Stock were exercised on a cashless basis resulting in the issuance of 33,858 shares of Common Stock. Accordingly, Class A Warrants exercisable into an aggregate of 109,689 shares of Common Stock remain outstanding.

Merger

On August 10, 2020, we entered into the Merger Agreement, pursuant to which Acquisition Corp. merged with and into Northern Panther, with Northern Panther surviving as a wholly-owned subsidiary of the Company.

At the closing of the Merger, which occurred on August 11, 2020, the shares of common stock of Northern Panther outstanding immediately prior to the Merger (other than shares held as treasury stock) were converted into (i) 581,053 shares of Common Stock and (ii) 106,894 shares of the Company’s Series H Preferred Stock, which Series H Preferred Stock converted into Common Stock on a 1 for 10 basis upon receipt of the approval by the requisite vote of our stockholders at the at our 2020 Annual Meeting of Stockholders. As previously disclosed, at our 2020 Annual Meeting of Stockholders, the stockholders approved the issuance of the Common Stock underlying the Series H Preferred Stock. The Merger Consideration Shares were offered pursuant to and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

2020 Private Placement

On August 10, 2020, U.S. we entered into the 2020 Purchase Agreement with certain investors in connection with the Merger.

Pursuant to the 2020 Purchase Agreement, we sold to the investors in a private placement (i) an aggregate of 921,666 shares of our Series I Preferred Stock and (ii) 2020 Warrants to purchase an aggregate of 921,666 shares of Common Stock at an exercise price of $6.00 per share for aggregate consideration of $5,530,004. The 2020 Warrants are exercisable in whole or in part at any time, from time to time following the initial exercise date, terminate five years following the issuance, and were subject to an exchange cap, which prohibited the exercise of the 2020 Warrants if such exercise would result in a violation of the rules of the NASDAQ. As previously disclosed, at our 2020 Annual Meeting of Stockholders, the stockholders approved the issuance of the Common Stock underlying the Series I Preferred Stock and the 2020 Warrants. The Series I Preferred Stock, 2020 Warrants and the 2020 Warrant Shares were offered pursuant to and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. A holder of a 2020 Warrant will have the right to exercise the 2020 Warrants on a “net issuance” basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the 2020 Warrant Shares.

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2021 Offering

On January 28, 2021, pursuant to the 2021 Purchase Agreement, we sold 914,136 shares of Common Stock to certain institutional and accredited investors at an offering price of $10.54 per share. Concurrent with the 2021 Offering, we issued in a private placement to the investors in the 2021 Offering the 2021 Warrants to purchase up to 50% of the number of shares of Common Stock purchased in the 2021 Offering by each such investor. The 2021 Warrants are exercisable into 457,068 shares of Common Stock. The 2021 Warrants were offered pursuant to and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Each 2021 Warrant is exercisable at an exercise price of $14.50 per share, commencing six (6) months from the date of issuance, and will expire on a date that is the five (5) year anniversary of the initial exercise date. The exercise price and number of shares of Common Stock issuable upon the exercise of the 2021 Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the 2021 Warrants.

A holder of 2021 Warrants will have the right to exercise the 2021 Warrants on a “cashless” basis if at any time following the six-month anniversary of the closing of the 2021 Offering there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the 2021 Warrant Shares. A holder of 2021 Warrants will not have the right to exercise any portion of its 2021 Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that the holder may increase the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

In connection with the 2021 Offering, we agreed to pay Palladium an advisory fee, consisting of (i) cash compensation equal to 8.0% of the gross proceeds raised in the 2021 Offering from the sale of Common Stock to certain of the investors, or an aggregate of approximately $560,000 and (ii) the Palladium Warrant to purchase 46,490 shares of Common Stock (which equals 7% of the aggregate number of shares sold in the 2021 Offering to certain investors) at an exercise price of $14.50 per share. The Palladium Warrant has terms identical in all material respects to the 2021 Warrants. The Palladium Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Relationship with the Selling Stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Palladium served as our financial advisor for the 2021 Offering and concurrent private placement for which it received compensation. In addition, in April 2020, Palladium also served as our advisor in connection with a registered direct offering (the “April 2020 Offering”) of an aggregate of 357,142 shares of our Common Stock at an offering price of $5.60 per share and (ii) a concurrent private placement of certain warrants to purchase an aggregate of 357,142 shares of Common Stock at an exercise price of $7.00 per share issued to certain institutional investors pursuant to a securities purchase agreement, dated March 29, 2020.

Each of Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Alpha Capital Anstalt participated in the April 2020 Offering, the June 2019 Offering and 2021 Offering.

Each of William Murray John and Lowell Schmidt participated in the 2020 Private Placement and 2021 Offering.

Luke Norman participated in the June 2019 Offering and the 2020 Private Placement and Luke Norman Consulting Ltd., a company wholly owned by Mr. Norman participated in the 2021 Offering.

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Anna Vladimirovna Kudrjasova participated in the 2020 Private Placement and Anaya Capital Co Ltd, a company controlled by Ms. Kudrjasova participated in the 2021 Offering.

Since August 11, 2020, George Bee has served as our Chief Executive Officer and President and is a member of our board of directors.

Since his election at the 2020 Annual Meeting of Stockholders held on November 9, 2020, Robert W. Schafer has served as a member of our board of directors.

Information About Selling Stockholders Offering

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon the exercise of the Warrants. For additional information regarding the issuances of the Common Stock and Warrants, see “—June 2019 Offering”, “—Merger”, “—Private Placement” and “—2021 Registered Direct Offering” above. We are registering the Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock owned by each selling stockholder, based on its ownership of the shares of Common Stock and securities convertible into shares of Common Stock, as of February 12, 2021, assuming exercise of the securities convertible into shares of Common Stock held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the maximum number of Class A Warrant Shares, (ii) the maximum number of 2020 Warrant Shares, (iii) the maximum number of 2021 Warrant Shares, (iv) the maximum number of Palladium Warrant Shares, (v) the maximum number of 2020 Shares, and (vi) the maximum number of Merger Consideration Shares. The table below assumes that the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Purchase Agreements, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentages of shares of Common Stock owned by the selling stockholders after this offering, taking account of any limitations on exercise set forth in the applicable convertible securities.

Under the terms of the Class A Warrants, the 2021 Warrants and the Palladium Warrant, a selling stockholder may not exercise the Class A Warrants, the 2021 Warrants or the Palladium Warrant to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then-outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon the exercise of the Class A Warrants, the 2021 Warrants and the Palladium Warrant, which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
AKG Holdings LLC (1)	16,668	16,668	(2)	0	0%
Blue Finn Group LLC (3)	333,332	333,332	(4)	0	0%
Rhonda Michele Chu	3,332	3,332	(5)	0	0%
Growth Ventures LLC (6)	333,334	333,334	(7)	0	0%
High Standard Investment Trust (2019) (8)	8,334	8,334	(9)	0	0%
JCK Trading Ltd (10)	218,334	218,334	(11)	0	0%
JD Capital Holdings Ltd (12)	16,666	16,666	(13)	0	0%
William Murray John	104,166	79,166	(14)	25,000	*
Anna Vladimirovna Kudrjasova	3,334	3,334	(15)	0	0%
Hugh Nash	95,922	95,922	(16)	0	0%
Luke Norman	202,282	202,282	(17)	0	0%
Darren Pedersen	40,000	40,000	(18)	0	0%
Phoenix Gold Fund Limited A/C (19)	429,819	429,819	(20)	0	0%
Porter Partners L.P. (21)	149,110	149,110	(22)	0	0%
Lowell Schmidt	350,265	320,265	(23)	30,000	*
Sterling Securities Int. Ltd (24)	60,000	60,000	(25)	0	0%
Jhordan Steveson	29,824	29,824	(26)	0	0%
Ryan Trasolini	50,000	50,000	(27)	0	0%
Luke Norman Consulting Ltd. (28)	157,500	25,000	(29)	132,500	1.9%
David Schmidt	30,000	10,000	(30)	20,000	*
Anaya Capital Co Ltd (31)	75,000	25,000	(32)	50,000	*
Iroquois Capital Investment Group LLC (33)	309,259	166,013	(34)	143,246	2.1%
Iroquois Master Fund Ltd. (33)	173,879	89,878	(35)	84,001	1.2%
Alpha Capital Anstalt (36)	339,180	166,034	(37)	173,146	2.5%
Tim Sorensen	15,000	5,000	(38)	10,000	*
Robert Pollock	22,500	7,500	(39)	15,000	0
Hewlett Fund (40)	17,550	17,550	(41)	0	0%
Palladium Capital Group, LLC (42)	46,490	46,490	(43)	0	0%
1253371 BC Ltd. (44)	161,220	161,220	(45)	0	0%
1253382 BC Ltd. (46)	124,420	124,420	(47)	0	0%
1253369 BC Ltd. (48)	136,420	136,420	(49)	0	0%
SC Strategy Consult AG (50)	161,220	161,220	(51)	0	0%
Michael Atkinson	13,156	13,156	(52)	0	0%
George Bee	210,820	160,820	(53)	50,000	* %
Frank Curzio	99,210	99,210	(54)	0	0%
Donald Garlikov	131,576	131,576	(55)	0	0%
Michael Ho	39,467	39,467	(56)	0	0%
Robert W. Schafer	103,674	99,210	(57)	4,464	*
Bryan Henry	75,000	25,000	(58)	50,000	*
Adrien Leathley	6,666	6,666	(59)	0	0%

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* Less than 1%.

(1) Asher Genoot has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its managing member. The selling stockholder’s address is 16192 Coastal Hwy, Lewes, Delaware 19958.

(2) Represents (i) 8,334 2020 Shares and (ii) 8,334 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(3) Peter Benz has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its managing member. The selling stockholder’s address is 532 Pima Canyon Ct., Las Vegas, Nevada 89144.

(4) Represents (i) 166,666 2020 Shares and (ii) 166,666 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(5) Represents (i) 1,666 2020 shares and (ii) 1,666 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(6) Christoffer Green has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its chief executive officer. The selling stockholder’s address is PO Box 7800, Fujairah, UAE.

(7) Represents 166,667 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(8) Dan Kriznic has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its trustee. The selling stockholder’s address is 3855 159A St. Surrey, British Columbia V3Z 0Y3.

(9) Represents (i) 4,167 2020 Shares and (ii) 4,167 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(10) Jean Claude Ho has sole voting and dispositive power over the securities held for the account of this selling stockholder, as a director. The selling stockholder’s address is 595 Howe St, 10th Fl., Vancouver, British Columbia V6C 2T5.

(11) Represents (i) 109,167 2020 Shares and (ii) 109,167 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(12) James Duerbeck has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its president. The selling stockholder’s address is 3434 Valewood Rd., Oakton, Virginia 22124.

(13) Represents (i) 8,333 2020 Shares and (ii) 8,333 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(14) Represents (i) 33,333 2020 Shares, (ii) 33,333 shares of Common Stock issuable upon the exercise of the 2020 Warrants and (iii) 12,500 shares of common stock issuable upon exercise of the 2021 Warrants.

(15) Represents (i) 1,667 2020 Shares and (ii) 1,667 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(16) Represents (i) 10,000 2020 Shares, (ii) 10,000 shares of Common Stock issuable upon the exercise of the 2020 Warrants and (iii) 75,922 Merger Consideration Shares.

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(17) Represents (i) 2,282 shares of Common Stock issuable upon the exercise of the Class A Warrants, (ii) 100,000 2020 Shares, and (iii) 100,000 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(18) Represents (i) 20,000 2020 Shares and (ii) 20,000 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(19) David Crichton Watt has sole voting and dispositive power over the securities held for the account of this selling stockholder, as director. The selling stockholder’s address is Suite 10.3, 10th Fl, West Wing, Rohas Pure Circle, No. 9, Jalan P. Ramlee. Kuala Lumpur, 50250.

(20) Represents (i) 83,333 2020 Shares and (ii) 83,333 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(21) Jeffrey Porter, has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its general partner. The selling stockholder’s address is 300 Drakes Landing Rd, Ste 171, Greenbrae, California 94904.

(22) Represents (i) 41,666 2020 Shares, (ii) 41,666 shares of Common Stock issuable upon the exercise of the 2020 Warrants and (iii) 65,778 Merger Consideration Shares.

(23) Represents (i) 100,000 2020 Shares, (ii) 100,000 shares of Common Stock issuable upon the exercise of the 2020 Warrants, (iii) 105,265 Merger Consideration Shares and (iv) 15,000 shares of Common Stock issuable upon the exercise of the 2021 Warrants.

(24) Christopher Bonvini has sole voting and dispositive power over the securities held for the account of this selling stockholder, as director. The selling stockholder’s address is Suite #6203 Imossi House, Irish Town, Gibraltar GX11 1AA.

(25) Represents (i) 30,000 2020 Shares and (ii) 30,000 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(26) Represents (i) 11,667 2020 Shares, (ii) 11,667 shares of Common Stock issuable upon the exercise of the 2020 Warrants and (iii) 13,156 Merger Consideration Shares.

(27) Represents (i) 25,000 2020 Shares and (ii) 25,000 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

(28) Luke Norman has sole voting and dispositive power over the securities held for by this selling stockholder, as the sole owner of Luke Norman Consulting Ltd. The selling stockholder’s address is 8142 Muirfield Crescent, Whistler, British Columbia V8E 1J7.

(29) Represents 25,000 shares of Common Stock issuable upon the exercise of the 2021 Warrants.

(30) Represents 10,000 shares of Common Stock issuable upon the exercise of the 2021 Warrants.

(31) Anna Kudrjasova has sole voting and dispositive power over the securities held for the account of this selling stockholder, as director. The selling stockholder’s address is 5709 Cayan Tower, Dubai Marina, Dubai, UAE 643671.

(32) Represents 25,000 shares of Common Stock issuable upon the exercise of the 2021 Warrant.

(33) Richard Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital Investment Group LLC (“ICIG”) as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund Ltd. (the “Fund”) with Kimberly Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the 2021 Warrants (subject to the beneficial ownership blockers) held by the Fund and ICIG. Each of the Iroquois Funds and the selling stockholders disclaims any beneficial ownership of any such shares of common stock, except to the extent of their pecuniary interest therein. The selling stockholder’s address is 125 Park Ave., 25th Fl. NY, NY 10017.

(34) Represents (i) 58,091 shares of common stock issuable upon exercise of the Class A Warrants and (ii) 107,922 shares of common stock issuable upon exercise of the 2021 Warrants.

(35) Represents (i) 31,766 shares of common stock issuable upon exercise of the Class A Warrants and (ii) 58,112 shares of common stock issuable upon exercise of the 2021 Warrants.

(36) Konrad Ackermann and Nicola Feuerstein each has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein.

(37) Represents 166,034 shares of common stock issuable upon exercise of the 2021 Warrants.

(38) Represents 5,000 shares of common stock issuable upon exercise of the 2021 Warrants.

(39) Represents 7,500 shares of common stock issuable upon exercise of the 2021 Warrants.

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(40) Martin Chopp has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its general partner. The selling stockholder’s address is 100 Merrick Road, Suite 400W Rockville Center NV 11570.

(41) Represents 17,550 shares of common stock issuable upon exercise of the Class A Warrants.

(42) Joel Padowitz has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 10 Rockefeller Plaza, #909, New York, NY 10020.

(43) Represents 46,490 shares of common stock issuable upon exercise of the Palladium Warrant.

(44) Richard Silas has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Suite 1202, 1516 Davie Street, Vancouver, BC V6G 1V6.

(45) Represents 161,220 Merger Consideration Shares.

(46) Jeff O’Neill has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Suite 205, 2665 W Broadway, Vancouver, BC V6K 2G2.

(47) Represents 124,240 Merger Consideration Shares.

(48) Justin Fraser has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 433 E Queens Rd., N. Vancouver V7N 4E7.

(49) Represents 136,420 Merger Consideration Shares.

(50) Bjoern Paffrath has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Poststrasse 1, Herisau, 9100, Switzerland.

(51) Represents 161,220 Merger Consideration Shares.

(52) Represents 13,156 Merger Consideration Shares.

(53) Represents 160,820 Merger Consideration Shares.

(54) Represents 99,210 Merger Consideration Shares.

(55) Represents 131,576 Merger Consideration Shares.

(56) Represents 39,467 Merger Consideration Shares.

(57) Represents 99,210 Merger Consideration Shares.

(58) Represents 25,000 shares of common stock issuable upon exercise of the 2021 Warrants.

(59) Represents (i) 3,333 2020 Shares and (ii) 3,333 shares of Common Stock issuable upon the exercise of the 2020 Warrants.

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PLAN OF DISTRIBUTION

Each selling stockholder of the shares of Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on NASDAQ or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the year ended April 30, 2020, incorporated herein by reference (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the year ended April 30, 2019, incorporated herein by reference, have been audited by KBL LLP (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.usgoldcorp.gold/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.usgoldcorp.gold/.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed with the Securities and Exchange Commission on July 13, 2020;

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●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2020 from our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 14, 2020, as supplemented on September 23, 2020;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2020 and October 31, 2020, filed with the Securities and Exchange Commission on September 11, 2020 and December 14, 2020, respectively;

●	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 13, 2020, September 2, 2020, September 22, 2020, October 6, 2020, October 13, 2020, November 6, 2020, November 10, 2020, December 10, 2020, January 12, 2021, January 28, 2021 and February 1, 2021; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 27, 2000, as amended and supplemented by the description of our Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended April 30, 2020, filed with the SEC on July 13, 2020, including any amendment or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

U.S. Gold Corp.

Attention: Corporate Secretary

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldcorp.gold/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

14

4,106,572 Shares

Common Stock

PROSPECTUS

February 25, 2021